Calculation of Filing Fee Tables
S-8
VTEX
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Shares, par value US$0.0001 per common share	Other	3,113,883	$ 2.93	$ 9,123,677.19	0.0001381	$ 1,259.98
2	Equity	Class A Common Shares, par value US$0.0001 per common share	Other	1,580,278	$ 2.93	$ 4,630,214.54	0.0001381	$ 639.43
Total Offering Amounts:						$ 13,753,891.73		$ 1,899.41
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,899.41
Offering Note
[1]	Covers Class A Common Shares, par value US$0.0001 per share ("Class A Common Shares"), of VTEX (the "Registrant") issuable pursuant to the VTEX 2021 Share Plan (as amended and restated, the "2021 Share Plan") as a result of the operation, for the fiscal year ending December 31, 2025, of the "evergreen" provision of the 2021 Share Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional Class A common shares that may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions. Estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act. The amount of the registration fee is based on a price of $2.93 per Class A common share, which is the average of the high and low prices of the Class A common shares as reported on the New York Stock Exchange on February 24, 2026.

[2]	Covers Class A Common Shares of the Registrant issuable pursuant to the 2021 Share Plan under the Bonus Share Grant Reserve. Pursuant to Rule 416(a) under the Securities Act this Registration Statement also covers an indeterminate number of additional Class A common shares that may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions. Estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act. The amount of the registration fee is based on a price of $2.93 per Class A common share, which is the average of the high and low prices of the Class A common shares as reported on the New York Stock Exchange on February 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A